UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

SCHEDULE 14A

_____________________

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

ARCIMOTO, INC.
(Name of Registrant as Specified in its Charter)

N/A
_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of

June 16, 2023 Annual Meeting and

2023 Proxy Statement

2034 West 2nd Avenue
Eugene, Oregon 97402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 16, 2023

To the Shareholders of Arcimoto, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Arcimoto, Inc. (the “Company”) will be held on June 16, 2023 at 133 Chambers Street, Eugene, Oregon 97402 at 9:00 AM PDT. The meeting is called for the following purposes:

1.      To elect the five directors named in the Proxy Statement for a one-year term expiring in 2024 or until their successors have been elected and qualified;

2.      To approve an amendment to the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000;

3.      To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.      To indicate, on an advisory basis, the preferred frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers;

5.      To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

6.      To consider and take action upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

If you were a shareholder of record of the Company as of the close of business on April 19, 2023 (the “Record Date”), you are entitled to receive this Notice and vote at the Annual Meeting and any adjournments or postponements thereof, provided that our board of directors may fix a new record date for an adjourned meeting. A list of the shareholders entitled to vote at the meeting may be examined at our principal executive office in Eugene, Oregon during ordinary business hours during the period beginning two business days after this notice of the meeting is mailed through the meeting date for any purposes related to the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2022 Annual Report to Shareholders (which includes our 2022 Annual Report on Form 10-K) to shareholders via the Internet. On or about May 1, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2022 Annual Report to Shareholders and how to vote. We believe that posting these materials on the Internet enables us to provide shareholders with the information they need to vote more quickly, while lowering the cost and reducing the environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend, our board of directors respectfully requests that you vote your stock in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of Arcimoto, Inc.,
/s/ Mark D. Frohnmayer
Mark D. Frohnmayer
Chairman of the Board

Eugene, Oregon
Dated: May 1, 2023

ARCIMOTO, INC.

Proxy Statement
for the
Annual Meeting of Shareholders
To Be Held June 16, 2023

Page
Information Concerning Solicitation and Voting	1
Questions and Answers About the 2023 Annual Meeting	2
Proposal One — Election of Directors (“Election of Directors Proposal”)	5
Proposal Two — Approval of an amendment to the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan (“Plan Increase Proposal”)	8
Proposal Three — Advisory approval of the compensation of the Company’s named executive officers (“Say-on-Pay Proposal”)	16
Proposal Four — Advisory vote on the frequency of shareholder advisory votes on executive compensation (“Say-on-Frequency Proposal”)	17
Proposal Five — Ratification of the selection by the Board of Directors and its Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Auditor Ratification Proposal”)	18
Corporate Governance Matters	19
Director Compensation	23
Audit Committee Report	24
Fees Paid to Auditors	25
Security Ownership of Certain Beneficial Owners and Management	27
Executive Compensation	29
Certain Relationships and Related-Party Transactions	38
Householding Matters	39
Shareholder Proposals	39
Annual Report on Form 10-K	40
Other Matters	40

i

ARCIMOTO, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 16, 2023
Information Concerning Solicitation and Voting

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 16, 2023 at 9:00 a.m. PDT at 133 Chambers Street, Eugene, Oregon 97402, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. Only shareholders of record at the close of business on April 19, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

In accordance with the rules of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials, including the Notice, this Proxy Statement, our 2022 Annual Report to Shareholders, including financial statements, and a Proxy Card for the Annual Meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on May 1, 2023. We mailed a Notice of Internet Availability of Proxy Materials on or about May 1, 2023 to our shareholders of record and beneficial owners as of the Record Date. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each holder of our common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the Annual Meeting. As of the Record Date, there were 7,338,249 shares of our common stock outstanding and entitled to vote at the meeting. Shareholder votes will be tabulated by persons appointed by our board of directors to act as inspectors of election for the meeting.

We bear the expense of soliciting proxies. Our directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. We do not intend to pay additional compensation for our directors, officers or employees doing so. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of our common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING

Q:     Who may attend the Annual Meeting?

A:     Attendance at the Annual Meeting will be limited to those persons who were shareholders, or held Arcimoto stock through a broker, bank or other nominee, at the close of business on the Record Date for the Annual Meeting. To attend the Annual Meeting, you will need to pre-register as instructed on your Notice of Internet Availability, Proxy Card or Voter Instruction Card and print out the attendance ticket. You will be required to show the attendance ticket as well as photo identification to enter the Annual Meeting.

Q:     Who may vote at the Annual Meeting?

A:     Our board of directors set April 19, 2023 as the Record Date for the Annual Meeting. If you owned shares of our common stock at the close of business on the Record Date, you may attend and vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of the Record Date, there were 7,338,249 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:     How do I vote my shares if I hold my shares through a broker rather than directly?

A:     If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, you are considered, with respect to those shares, a shareholder of record. As a shareholder of record, you have the right to vote in person at the Annual Meeting.

If your shares are held in a brokerage account, bank or by another nominee or trustee, you are considered the beneficial owner of shares held in “street” name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials. As the beneficial owner, you are also invited to attend the Annual Meeting, but because the beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

As indicated above, if your shares are held in “street” name by a broker, bank, or other nominee, they should send you instructions that you must follow in order to have your shares voted at the Annual Meeting. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•        Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;

•        Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or

•        By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities by use of a control number to allow shareholders to vote their shares and to confirm that shareholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM EDT on June 15, 2023. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our board of directors, as permitted by law.

Q:     What is the quorum requirement for the Annual Meeting?

A:     One third (1/3) of our outstanding shares of capital stock entitled to vote, as of the record date, must be present at the Annual Meeting in person or by proxy in order for us legally to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Annual Meeting if you:

•        Are present and entitled to vote in person at the Annual Meeting; or

•        Properly submitted a Proxy Card or Voter Instruction Card.

If you are present in person or by proxy at the Annual Meeting, but withhold your vote or abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote for purposes of establishing a quorum. Broker non-votes are not counted for determining whether a quorum exists. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares, but the broker submits that person’s proxy nonetheless. The proposals listed in this Proxy Statement state the votes needed to approve the proposed actions.

Q:     What proposals will be voted on at the Annual Meeting?

A:     The following five proposals will be voted on at the Annual Meeting:

1.      To elect the five directors named in the Proxy Statement for a one-year term expiring in 2024 or until their successors have been elected and qualified;

2.      To approve an amendment to the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000;

3.      To approve, on an advisory basis, the compensation of the Company’s named executive officers;

4.      To indicate, on an advisory basis, the preferred frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers;

5.      To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

We will also consider any other business that properly comes before the meeting. As of the date of this Proxy Statement, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the proxy named in the Proxy Card or Voter Instruction Card will vote the shares it represents using its best judgment.

Q:     Can I access these proxy materials on the Internet? How long will they be available?

A:     Yes. The Notice of Annual Meeting, Proxy Statement, and 2022 Annual Report to Shareholders (which includes the 2022 Annual Report on Form 10-K), are available for viewing, printing, and downloading at www.proxyvote.com. Our Annual Report on Form 10-K for the year ended December 31, 2022 is also available under the Investor — SEC Documents section of our website at www.arcimoto.com and through the SEC’s EDGAR system at www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.

Q:     How can I revoke or change my vote after submitting it?

A:     If you are a shareholder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

•        Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at PO Box 25658, Eugene, Oregon 97402 at or before the taking of the vote at the Annual Meeting;

•        Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at PO Box 25658, Eugene, Oregon 97402 at or before the taking of the vote at the Annual Meeting;

•        Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy); or

•        If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM EDT on June 15, 2023 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy from them and register to attend the Annual Meeting as described in the answers to previous questions.

Q:     Where can I find the voting results of the Annual Meeting?

A:     We plan to announce the preliminary voting results at the Annual Meeting. We will publish the results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of seven members and each serves for a one-year term or until a successor has been elected and qualified. Mr. Terry L. Becker and Ms. Nancy E. Calderon have elected not to stand for reelection so the Company has nominated five directors for election at the Annual Meeting.

If you are a shareholder of record, unless you mark your proxy card to withhold authority to vote, the proxy holder will vote the proxies received by it for the nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by our board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

The name of and certain information regarding each nominee as of April 19, 2023 is set forth below. This information is based on data furnished to us by the nominees. There is no family relationship between any director, executive officer or person nominated to become a director or executive officer. The business address for each nominee for matters regarding the Company is PO Box 25658, Eugene, Oregon 97402.

Director Nominees for Terms Expiring in 2024

Name	Age	Position(s) with Arcimoto	Director Since
Mark D. Frohnmayer	48	Chairman of the Board, Chief Vision Officer	November 2007
Christopher W. Dawson	41	Director, Chief Executive Officer	August 2022
Joshua S. Scherer	51	Lead Independent Director	September 2018
Jesse G. Eisler	57	Director	September 2018
Dan M. Creed	56	Director	August 2022

Director Nominees

Mark D. Frohnmayer — Chairman of the Board and Chief Vision Officer

Mark Frohnmayer has been Chairman of our board of directors since our founding in November 2007 and our Chief Vision Officer since August 2022. He served as our President and Chief Executive Officer from November 2007 to August 2022. Previously, he was one of the founders of GarageGames.com, Inc., a software development company successfully sold to IAC, Inc. in 2007. Mr. Frohnmayer holds a B.S. in Electrical Engineering and Computer Science from UC Berkeley.

Among other experience, qualifications, attributes and skills, we believe Mr. Frohnmayer’s perspective as one of our founders, his extensive leadership experience, and his knowledge of our operations, brings to our board of directors critical strategic planning and operational leadership that qualify him to serve as one of our directors.

Christopher W. Dawson — Director and Chief Executive Officer

Christopher Dawson has been a member of our board of directors since August 2022. On April 16, 2023, Mr. Dawson was appointed as our Chief Executive Officer. Until his appointment as our Chief Executive Officer, Mr. Dawson was the Chief Executive Officer of Nikola Tesla Co., an engineering services company with projects that include electrification, hybridization, EV charging, hydrogen powertrain development, hydrogen powered VTOL, hydrogen power systems, fuel cell and hydrogen electrolyzer development. From November 2021 to November 2022, he was the Chief Technology Officer for both HNO international and Tesla Aerial Robotics. He also served as Chief Engineer on various U.S. Department of Defense projects. Mr. Dawson was an initial investor in Atlis Motor Vehicles (NASDAQ: AMV) in 2019, and subsequently led Research and Development, Engineering, and Product Development as Vice President of Manufacturing Engineering from September 2020 to September 2021 for the XT Truck, XP Platforms, and AMV Battery Cell. From November 2019 to June 2020, Mr. Dawson was a Director of Crown Poly,

Inc. Mr. Dawson started at Tesla (NASDAQ: TSLA) in 2012 as a contractor and came on full time in 2014. During the subsequent five years through November 2019, he held positions of increasingly progressive responsibility, culminating as Senior Manufacturing Engineer and Maintenance Manager. In these roles, Mr. Dawson led manufacturing sustaining engineering teams for Tesla on the Model S/X line, Model 3 line and its battery factory in Freemont, California. He has been developing EVs for on road, off road and the battlefield for the last 10 years. He is a former U.S. Navy submarine nuclear chemist and helicopter flight Instructor. He holds an MBA from University of Denver, a BS in Nuclear Technologies from Excelsior College and Helicopter Flight Instruction from Aims Community College.

We believe Mr. Dawson’s experience brings to our board of directors important skills related to engineering and manufacturing of electric vehicles and batteries, among other matters, and qualifies him to serve as one of our directors.

Joshua S. Scherer — Lead Independent Director

Joshua Scherer has been a member of our board of directors since September 2018. He is a Founding Partner of Ducera Partners, an independent investment bank relied upon by decision makers to provide critical advice on complex and transformative transactions. Prior to the launch of Ducera Partners in June 2016, he spent eight years with Perella Weinberg Partners, an investment banking firm, most recently as a Partner. Mr. Scherer has over 25 years of investment banking experience, starting his career with Merrill Lynch in New York and Hong Kong, and thereafter with Houlihan Lokey where he focused on financial restructuring engagements.

Mr. Scherer has been actively involved in dozens of financial transactions, including M&A (buyside, sellside, distressed, etc.), financings (IPOs, other public equity, public and private debt, etc.), and financial restructurings (representing companies and investors). In addition, Mr. Scherer has advised on numerous fairness opinions and also provided testimony over a dozen times, including as a financial expert witness. He has advised companies in many of the most high profile and transformative transactions, including the restructuring and sale of Hostess Brands as well as in the financial restructurings of Caesar’s Entertainment, Hawker Beechcraft and Spectrum Brands, among others. Further, Mr. Scherer is leading the investment banking renewables practice for Ducera Partners, which in part focuses on the Electric Vehicle (EV) industry.

Mr. Scherer received a Bachelor of Arts in Economics from Middlebury College, where he graduated Summa cum Laude and was elected to Phi Beta Kappa.

We believe Mr. Scherer’s capital market experience and familiarity with investments in early-stage companies brings to our board of directors important skills related to corporate finance, among other matters, and qualifies him to serve as one of our directors.

Jesse G. Eisler — Director

Jesse Eisler has been a member of our board of directors since September 2018. He is an Orthopedic Spine Surgeon, Sole Proprietor of the Connecticut Back Center, LLC and Assistant Clinical Professor in the Department of Surgery University of Connecticut, with attending privileges at: Manchester Memorial Hospital, Rockville General Hospital, Saint Francis Medical Center and Hartford Hospital. Dr. Eisler has extensive research experience, numerous publications, honors and awards. He holds a B.S. and M.S. with honors from Stanford University, a Ph.D. and M.D. from Mount Sinai School of Medicine and an MBA from Brandeis University.

We believe Dr. Eisler’s extensive research experience brings to our board of directors important skills related to scientific methodology, among other matters, and qualifies him to serve as one of our directors.

Dan M. Creed — Director

Dan Creed has been a member of our board of directions since August 2022. Mr. Creed is the founder of holding company Creed Partners Corp. (CPC), which was founded in 2020. CPC currently engages and advises private equity ventures in retail automotive opportunities, is an active investor in the world’s pre-eminent waterside luxury company and is helping investors navigate the waters in the transition of the transportation industry to a clean and viable future. From January 2016 to April 2019, he was a senior executive with the Cadillac division of General Motors responsible for North American operations and global network development. Prior to that, from June 1996 to December 2015,

Mr. Creed held increasing positions of responsibility with BMW Canada and BMW of North America, including Vice President roles responsible for two of the largest sales regions, Vice President of Aftersales and Vice President of Marketing. He is a graduate of the University of Ottawa holding a Bachelor of Social Sciences.

We believe Mr. Creed’s business experience brings to our board of directors important skills related to automotive retail, among other matters, and qualifies him to serve as one of our directors.

Required Vote

Provided there is a quorum for the meeting, the five director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them shall be elected as directors. Votes withheld will have no legal effect on the election of directors. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (including election of directors) without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this proposal.

The board of directors unanimously recommends that shareholders vote “FOR” the five director nominees listed above.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE ARCIMOTO, INC. 2022
OMNIBUS STOCK INCENTIVE PLAN

Background.    Our 2022 Omnibus Stock Incentive Plan (the “2022 Plan”), allows us to grant equity awards (including stock options, stock appreciation rights, restricted stock units and dividend equivalent rights) to our employees, officers and directors.

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

The 2022 Plan allows the issuance of up to 100,000 shares of our common stock (the “Plan Limit”). As of April 19, 2023, 100,000 shares have been issued or reserved for issuance under the 2022 Plan and no issuances of shares have been forfeited, leaving no shares available for issuance. We believe that it is in the best interests of the Company and its shareholders to be able to issue additional shares; accordingly, we are proposing that an additional 1,500,000 shares be added to the 2022 Plan.

Summary of the Proposal.    Our Board of Directors has approved an amendment to the 2022 Plan, subject to approval by our shareholders at our Annual Meeting. We are seeking shareholder approval of an amendment to the 2022 Plan that increases the number of shares reserved for issuance thereunder by 1,500,000 shares.

Summary of the 2022 Plan.    Following is a summary of the principal features of the 2022 Plan. The summary is qualified by the full text of the 2022 Plan, which was attached to our Proxy Statement sent in connection with the 2022 annual meeting of shareholders.

Key Provisions.    Following are the key provisions of the 2022 Plan:

Provision of Plan	Description
Eligible Participants:

Employees, directors, and consultants of our Company, any related entity, and any successor entity that adopts the 2022 Plan. Approximately 120 employees, directors, and consultants of our Company are eligible to receive awards under the 2022 Plan as of April 19, 2023.

Share Reserve:	• Currently, no shares of our Company’s common stock are available for issuance; we are seeking approval to increase this by 1,500,000 shares

•   The reserved shares will be reduced (i) by one share for each share granted pursuant to stock rights awarded under the 2022 Plan, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, our Company will be deemed to have issued the number of shares of common stock which it was entitled to issue upon such exercise.

Award Types:	• Incentive stock options
• Nonstatutory stock options
• Stock appreciation rights (“SARs”)
• Restricted stock awards
• Restricted stock unit awards
• Dividend equivalent rights
Vesting:	Determined by our board of directors or a committee designated by our board.
Award Limits:

No grantee may be granted an award of stock options or SARs in any calendar year with respect to more than 100,000 shares of our Company’s common stock, or an award of restricted stock, restricted stock units, dividend equivalent rights, or other awards that are valued with reference to shares covering more than 100,000 shares.

Repricings:	Repricing of outstanding stock awards is not permitted without the approval of our Company’s shareholders, except for certain proportionate capitalization adjustments as set forth in the 2022 Plan.
Plan Termination Date:	June 16, 2032.

Administration.    The 2022 Plan is administered by our Compensation Committee. With respect to grants of awards to our officers or directors, the 2022 Plan is administered by our Compensation Committee in a manner that permits such grants and related transactions to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2022 Plan.

Available Shares.    Subject to adjustment upon certain corporate transactions or events, a maximum of 100,000 shares of our common stock may be issued under the 2022 Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2022 Plan may not receive options or SARs with respect to more than 100,000 shares of common stock in any calendar year or an award of restricted stock, restricted stock units, dividend equivalent rights or other awards that are valued with reference to shares covering more than 100,000 shares of common stock. Any shares covered by an award that is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2022 Plan. Shares that actually have been issued under the 2022 Plan pursuant to an award shall not be returned to the 2022 Plan and shall not become available for future issuance under the 2022 Plan, other than unvested shares that are forfeited or repurchased by our Company. In the event any option or other award granted under the 2022 Plan is exercised through the tendering of shares (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, any shares so tendered or withheld are not again available for awards under the 2022 Plan. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of an SAR, then we shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the number of shares of common stock which we were entitled to issue upon such exercise. Shares of common stock we reacquire on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2022 Plan.

Eligibility and Types of Awards.    The 2022 Plan permits us to grant stock awards, including stock options, SARs, restricted stock, restricted stock units and dividend equivalent rights to our employees, directors, and consultants.

Stock Options

A stock option may be an incentive stock option within the meaning of, and qualifying under, Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a nonstatutory stock option. However, only our employees (or employees of our parent or subsidiaries, if any) may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2022 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2022 Plan will become exercisable at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2022 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options otherwise exercisable as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option award agreement. The optionholder’s stock option award agreement may provide that upon the termination of the optionholder’s relationship with us for cause, the optionholder’s right to exercise his or her options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with us, or any of our affiliates, ceases due to retirement, disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or his or her estate or person who acquired the right to exercise the award by bequest or inheritance may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option within the applicable time periods is prohibited by applicable securities laws or such longer period as specified in the stock option award agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) delivery of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2022 Plan), (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable, except by will or the laws of descent and distribution.

Incentive stock options may be granted only to our employees (or to employees of our parent company and subsidiaries, if any). To the extent that the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year under any of our equity plans exceeds $100,000, such options will not qualify as incentive stock options. A stock option granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of stock (or any of our affiliates) may not be an incentive stock option unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

SARs may be granted under the 2022 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each SAR and the exercise price for an SAR, within the terms and conditions of the 2022 Plan, provided that the exercise price of an SAR cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of an SAR granted concurrently with a stock option, the number of shares of common stock to which the SAR relates will be reduced in the same proportion that the holder of the stock option exercises the related option.

The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of an SAR. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of an SAR is determined by dividing (a) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares, by (b) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the SAR cash in lieu of shares of common stock, the holder of the SAR will receive cash equal to the fair market value on the exercise date of any or all of the shares that would otherwise be issuable.

The exercise of an SAR related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2022 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a nonstatutory stock option immediately prior to such surrender.

Restricted Stock

Restricted stock awards are awards of shares of our common stock that are subject to established terms and conditions. The plan administrator sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient and the vesting schedule and criteria (which may include continued service to us for a period of time or the achievement of performance criteria). If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares generally will be forfeited to, or repurchased by, us.

Restricted Stock Units

A restricted stock unit is a right to receive stock, cash equal to the value of a share of stock or other securities or a combination of the three at the end of a set period or the attainment of performance criteria. No stock is issued at the time of grant. The plan administrator sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule and criteria and the form (stock or cash) in which the award will be settled. If a participant’s service terminates before the restricted stock is fully vested, the unvested portion of the restricted stock unit award generally will be forfeited to us.

Dividend Equivalent Rights

Dividend equivalent rights entitle the recipient to compensation measured by dividends paid with respect to a specified number of shares of common stock.

Performance-Based Compensation.    The 2022 Plan establishes procedures for our Company to grant performance-based awards, meaning awards structured so that they will vest only upon the achievement of performance criteria established by the plan administrator for a specified performance period. The plan administrator will establish the performance goals before the 90th day of the applicable performance period (or, if the performance period is less than a year, no later than the number of days which is equal to 25% of the performance period).

The business measures that may be used to establish the performance criteria may include one of, or combination of, the following:

A.     Net earnings or net income (before or after taxes);

B.      Earnings per share;

C.     Net sales growth;

D.     Net operating profit;

E.      Return measures (including, but not limited to, return on assets, capital, equity, or sales);

F.      Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

G.     Cash flow per share;

H.     Earnings before or after taxes, interest, depreciation, and/or amortization;

I.       Gross or operating margins;

J.       Productivity ratios;

K.     Share price (including, but not limited to, growth measures and total shareholder return);

L.      Expense targets or ratios;

M.     Charge-off levels;

N.     Improvement in or attainment of revenue levels;

O.     Margins;

P.       Operating efficiency;

Q.     Operating expenses;

R.     Economic value added;

S.      Improvement in or attainment of expense levels;

T.      Improvement in or attainment of working capital levels;

U.      Debt reduction;

V.      Capital targets; and

W.     Consummation of acquisitions, dispositions, projects or other specific events or transactions.

Corporate Transactions.    Effective upon the consummation of a corporate transaction, all outstanding awards under the 2022 Plan will terminate unless they are assumed in connection with the corporate transaction.

The plan administrator has the authority, exercisable either in advance of any actual or anticipated corporate transaction or at the time of an actual corporate transaction, and exercisable at the time of the grant of an award under the 2022 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2022 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination.    Our board of directors generally may amend, suspend, or terminate the 2022 Plan, but it may not amend, suspend, or terminate the 2022 Plan without shareholder approval for certain actions, such as an increase in the number of shares reserved under the 2022 Plan, modifications to the terms and conditions of awards, modifications to exercise prices at which shares may be offered pursuant to options, extension of the 2022 Plan’s expiration date and certain modifications to awards, such as reducing the exercise price per share, canceling and regranting new awards with lower prices per share than the original prices per share of the cancelled awards, or canceling any awards in exchange for cash or the grant of replacement awards with an exercise price that is less than the exercise price of the original awards.

Tax Withholding.    Our board of directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) delivering to our Company already-owned shares of common stock, (d) selling shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (e) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (f) any other means that the plan administrator determines both to comply with applicable laws and be consistent with the purposes of the 2022 Plan.

Summary of Federal Income Tax Consequences of the 2022 Plan.    The following summary is intended only as a general guide to certain U.S. federal income tax consequences under current law of participation in the 2022 Plan and does not attempt to describe all possible federal, state or local, foreign, or other tax consequences of such participation or tax consequences based on any participant’s particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2022 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant of the option or within one year after the date of exercise of the option (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed to the participant as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain, which will be short-term or long-term gain or loss, depending on the holding period of the stock. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally our Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may subject the participant to alternative minimum tax liability for the year of exercise. Special rules may apply after exercise for (a) sales of the shares in a disqualifying disposition, (b) basis adjustments for computing alternative minimum taxable income on a subsequent sale of the shares, and (c) tax credits that may be available to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon the grant of such an option so long as (a) the exercise price is no less than the fair market value of the stock on the date of grant and (b) our option (and not the underlying stock) at such time does not have a readily ascertainable fair market value (as defined in Treasury Regulations under the Code). Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased, and withholding of income and employment taxes will apply if the participant is or was an employee. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any recognized gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss, which will be short-term or long-term gain or loss, depending on the holding period of the stock.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from the exercise of an SAR is recognized by the participant.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earliest of (a) the date the shares become transferable, (b) the date the shares are no longer subject to a substantial risk of forfeiture, or (c) the date the shares are acquired if the participant makes a timely election under Code Section 83(b). If the shares are subject to a substantial risk of forfeiture and not transferable when issued, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service, and other provisions, no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to our Company pursuant to a forfeiture provision, a participant’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which the ordinary income from restricted stock is recognized by the participant.

Restricted Stock Units

No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income from restricted stock units recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Dividend Equivalent Rights

A recipient of dividend equivalent rights generally will recognize ordinary income at the time the dividend equivalent right is paid. If required, income and employment tax must be withheld on the income recognized by the participant. The Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Other Awards

Our Company generally will be entitled to an income tax deduction in connection with an award under the 2022 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income (subject to the requirement of reasonableness, the provisions of Section 162(m) and other provisions of the Code limiting the deduction of compensation, and the satisfaction of a tax-reporting obligation). Participants typically are subject to income (and employment) tax and recognize such tax at the time that an award is granted, exercised, vests or becomes nonforfeitable, unless the award provides for a further deferral.

Section 409A

Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements. These include requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that adverse tax consequences will apply unless distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred.

Certain awards under the 2022 Plan may be subject to the requirements of Section 409A in form and in operation, but designed to meet the conditions under Section 409A for avoiding its adverse tax consequences. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2022 Plan is subject to Section 409A and fails to satisfy the requirements of Section 409A, the recipient of that award may be required to recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on the participant’s deferred compensation recognized as ordinary income, as well as interest on such deferred compensation.

*            *             *

The foregoing is only a summary, based on the current Code and the Treasury Regulations promulgated by the U.S. Department of the Treasury thereunder, of the U.S. federal income tax consequences to the participant and our Company with respect to the grant and exercise of options and other awards under the 2022 Plan. The summary does not purport to be complete and does not address all income tax laws that may be relevant to any particular participant. It does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

New Plan Benefits.    The 2022 Plan administrator, in its discretion, selects the person(s) to whom awards may be granted and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual(s) in the future.

Equity Incentive Plans.    As of April 19, 2023, our equity compensation plans consisted of the Second Amended and Restated 2012 Employee Stock Benefit Plan, the Amended and Restated 2015 Stock Incentive Plan, 2018 Omnibus Stock Incentive Plan, and the Arcimoto Inc. 2022 Omnibus Stock Incentive Plan, each of which were approved by our shareholders. We do not have any equity compensation plans or arrangements that have not been approved by our shareholders. The following table sets forth the indicated information as of April 19, 2023, with respect to our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
Arcimoto, Inc. Second Amended and Restated 2012 Employee Stock Benefit Plan	15,500	$11.91	—
Arcimoto, Inc. Amended and Restated 2015 Stock Incentive Plan	25,688	$58.74	—
Arcimoto, Inc. 2018 Omnibus Stock Incentive Plan	207,703	$102.58	—
Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan	100,000	$—	—
Total	348,891	$65.91	—

Vote Required.    The approval of the amendment of the 2022 Plan requires that a quorum exist and that the number of votes in favor of approval of the amendment of the 2022 Plan must exceed the votes cast against amendment of the 2022 Plan. Abstentions are not considered votes cast and will therefore have no effect on this proposal. Under applicable Nasdaq Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters (such as the proposal to approve the amendment of the 2022 Plan) without specific instructions from the customer. Therefore, broker non-votes are not considered votes cast and will also have no effect on the outcome of this proposal.

The board of directors unanimously recommends that shareholders vote “FOR” approval of the amendment of the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes the interests our investors have in the compensation of our executives. In recognition of that interest, we are providing our shareholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail in our Executive Officers — Overview of Compensation Philosophy and Objectives, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of shareholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased shareholder value. Please read the section “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.

The Compensation Committee of the Board continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. As described in the section “Executive Compensation,” our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives and long-term incentives (including equity awards that vest over up to three years) reward sustained performance that is aligned with long-term shareholder interests.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Shareholders are encouraged to read the section “Executive Compensation,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

As an advisory vote, the result will not be binding on the Board or Compensation Committee. The Board and our Compensation Committee value the opinions of our shareholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

The board of directors unanimously recommends that shareholders vote “FOR” approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL FOUR

ADVISORY NON-BINDING VOTE ON THE FREQUENCY
OF A VOTE ON EXECUTIVE COMPENSATION

As described in Proposal 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal 4 affords shareholders the opportunity to cast an advisory vote on how often we should include a say-on-pay proposal in our proxy materials for future annual meetings of shareholders or any special meeting of shareholders for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). Under this Proposal 4, shareholders may vote to have the say-on-pay vote every year, every two years, or every three years.

As an advisory vote, this Proposal 4 is not binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by shareholders in their votes on this Proposal 4 and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2024 annual meeting of shareholders.

Shareholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years” or “Abstain.”

The board of directors unanimously recommends a vote on Proposal 4 to hold say-on-pay votes every one year (as opposed to two or three years).

PROPOSAL FIVE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2023, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Deloitte & Touche LLP was appointed on April 25, 2022. dbbmckennon served as our independent registered public accounting firm for the years ending December 31, 2021 and December 31, 2020. The Company has been advised by Deloitte & Touche LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its affiliates, in any capacity.

Representatives of Deloitte & Touche LLP and dbbmckennon are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or laws require shareholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

In order for Proposal 5 to pass, holders of a majority of all those outstanding shares present in person via webcast, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 5. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of Deloitte & Touche LLP will have discretionary voting authority with respect to this matter.

The board of directors unanimously recommends that shareholders vote “FOR” Proposal 5.

CORPORATE GOVERNANCE MATTERS

Information about our Board

Our board of directors is currently comprised of seven members, Mr. Frohnmayer, Mr. Becker, Ms. Calderon, Mr. Eisler, Mr. Creed, Mr. Dawson and Mr. Scherer. However, Mr. Becker and Ms. Calderon will not be standing for reelection in 2023. Each director serves for a term of one year and each will serve until a successor is duly elected and qualified or until his or her earlier death, resignation, or removal. Any additional directorships resulting from an increase in the number of directors or any vacancy may be filled by the directors then in office or the shareholders (as provided in our bylaws).

Mr. Frohnmayer serves as our Chairman; and in light of our Chairman not being an independent director, considering Mr. Frohnmayer’s previous service as CEO, Mr. Scherer was appointed and presently serves as Lead Independent Director. Responsibilities of the Lead Independent Director include: serving as a liaison between the independent directors and the CEO; being a sounding board for the CEO and independent directors on strategies, plans, organization, relationships, accountabilities, and other issues; consulting between meetings with the CEO on key corporate risks and strategic initiatives; presiding at all executive sessions of independent directors and any meetings where the Chairman is not present; reviewing and making suggestions on board meeting agendas and schedules; and calling special meetings as he or she deems appropriate or upon request of an independent director.

Our board believes that this structure currently provides the most efficient and effective leadership model for our Company, given the Company’s current size and complexity. The independent directors on the board are accomplished professionals possessing substantial real-world business and business-related experience. The independent directors meet periodically in separate session excluding the non-independent directors. The board will review the current board leadership structure periodically as it appoints its Chairman.

Director Independence

Currently, our board of directors consists of seven directors, although Mr. Becker and Ms. Calderon are not standing for reelection in 2023. Our board has undertaken a review of the independence of our directors and has determined that Ms. Calderon, Mr. Scherer, Mr. Eisler, and Mr. Creed are independent within the meaning of the Nasdaq Stock Market Listing Rule 5605(a)(2). Mr. Dawson was also an independent director until his appointment as the Company’s Chief Executive Officer on April 16, 2023. Pursuant to Nasdaq Stock Market Listing Rule 5615(b)(1), a majority of our board members are required to be independent. Information on additional independence requirements with respect to board committee members is set forth below under “Board Committees.”

Due to the size of our board of directors, the independent directors are able to closely monitor the activities of our Company and they intend to meet regularly in executive sessions without management to discuss the development and strategy of our Company. These executive sessions will allow the independent directors to review key decisions and discuss matters in a manner that is independent of our Chief Executive Officer or employee directors.

Family Relationships

There is no family relationship between any director, executive officer or person nominated to become a director or executive officer of our Company.

Executive Sessions of Non-Employee Directors

In order to promote open discussion among non-employee directors, our board of directors intends to conduct executive sessions of non-employee directors at scheduled meetings and at such other times requested by a non-employee director.

Selection of Nominees for our Board of Directors

The nominating and governance committee of our board of directors is responsible for establishing the criteria for recommending which directors should stand for re-election to our board and the selection of new directors to serve on our board. Although we have no formal policy regarding shareholder nominees, our board believes that shareholder nominees should be viewed in substantially the same manner as other nominees. The committee has not formulated any specific minimum qualifications for director candidates, but has determined certain desirable characteristics, including strength of character, mature judgment, career specialization, relevant technical skills, diversity and independence. The nominating and governance committee does not currently maintain a separate diversity policy regarding nominees for director. Instead, the nominating and governance committee relies on diversity as one of the many desirable characteristics in the consideration of potential director nominees.

Board Diversity

The following table summarizes certain self-identified characteristics of our directors, in accordance with Nasdaq Stock Market LLC Rules 5605(f) and 5606. Each term used in the table has the meaning given to it in the rule and related instructions.

Arcimoto, Inc. Board Diversity Matrix as of May 1, 2023
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—
Part II: Demographic Information
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board Committees

Committees of our Board of Directors

Our board of directors adopted written charters for each of the Audit Committee, the Compensation Committee and the nominating and governance committee, all of which are available under Investor — Corporate Governance section of our website at www.arcimoto.com. Set forth below is information about each of these committees of our board as of April 19, 2023.

Audit Committee

Our Audit Committee consists of Ms. Calderon (Chair), Mr. Eisler, and Mr. Scherer. In addition to meeting the independence requirements generally applicable to directors, the Board has determined that each of Ms. Calderon, Mr. Eisler, and Mr. Scherer also satisfy the independence requirements of Rule 5605(c)(2) of the Nasdaq Stock Market listing rules and SEC Rule 10A-3. Our board further has affirmatively determined that each of Ms. Calderon and Mr. Scherer is an “audit committee financial expert.” Our Audit Committee is responsible for, among other things:

•        appointing, terminating, compensating, and overseeing the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

•        reviewing and approving, in advance, all audit and non-audit services to be performed by the independent auditor, taking into consideration whether the independent auditor’s provision of non-audit services to us is compatible with maintaining the independent auditor’s independence;

•        reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

•        establishing and overseeing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees regarding questionable accounting or auditing matters;

•        investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisors as the Audit Committee deems necessary;

•        determining compensation of the independent auditors and of advisors hired by the Audit Committee and ordinary administrative expenses;

•        reviewing and discussing with management and the independent auditor the annual and quarterly financial statements prior to their release;

•        monitoring and evaluating the independent auditor’s qualifications, performance, and independence on an ongoing basis;

•        reviewing reports to management prepared by the internal audit function, as well as management’s response;

•        reviewing and assessing the adequacy of the formal written charter on an annual basis;

•        reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

•        handling such other matters that are specifically delegated to the Audit Committee by our board from time to time.

Compensation Committee

Our Compensation Committee currently consists of Mr. Eisler (Chair), Mr. Creed, and Mr. Scherer. In addition to meeting the independence requirements generally applicable to directors, the Board has determined that each of Messrs. Eisler, Creed and Scherer also satisfy the independence requirements of Rule 5605(d)(2) of the Nasdaq Stock Market listing rules. Our Compensation Committee is responsible for, among other things:

•        reviewing and approving the compensation, employment agreements and severance arrangements, and other benefits of all of our executive officers and key employees;

•        reviewing and approving, on an annual basis, the corporate goals and objectives relevant to the compensation of the executive officers, and evaluating their performance in light thereof;

•        reviewing and making recommendations, on an annual basis, to the board with respect to director compensation;

•        reviewing any analysis or report on executive compensation required to be included in the annual proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommending the inclusion of such analysis or report in our proxy statement and period reports;

•        reviewing and assessing, periodically, the adequacy of the formal written charter; and

•        such other matters that are specifically delegated to the Compensation Committee by our board from time to time.

Pursuant to its written charter, our Compensation Committee has the authority to engage the services of outside advisors as it deems appropriate to assist it in the evaluation of the compensation of our directors, principal executive officer or other executive and non-executive officers, and in the fulfillment of its other duties. Additionally, our Compensation Committee has the authority to review and approve the compensation of our other officers and employees and may delegate its authority to review and approve the compensation of other non-executive officer employees to specified executive officers.

Nominating and Governance Committee

Our nominating and governance committee consists of Mr. Creed (Chair), Mr. Eisler, and Mr. Scherer, each of whom satisfy the independence requirements generally applicable to directors, as required by Nasdaq Stock Market listing rules. Our nominating and governance committee is responsible for, among other things:

•        identifying and screening candidates for our board, and recommending nominees for election as directors;

•        establishing procedures to exercise oversight of the evaluation of the board and management;

•        developing and recommending to the board a set of corporate governance guidelines, as well as reviewing these guidelines and recommending any changes to the board;

•        reviewing the structure of the board’s committees and recommending to the board for its approval directors to serve as members of each committee, and where appropriate, making recommendations regarding the removal of any member of any committee;

•        developing and reviewing our code of conduct, evaluating management’s communication of the importance of our code of conduct, and monitoring compliance with our code of conduct;

•        reviewing and assessing the adequacy of the formal written charter on an annual basis; and

•        generally advising the board on corporate governance and related matters.

Information Regarding Meetings of our Board and its Committees

During 2022, our board of directors held 45 meetings. During 2022, our board’s Audit Committee held 4 meetings. During 2022, our board’s nominating and governance committee held 1 meeting. During 2022, our board’s Compensation Committee held 1 meeting. Each of our directors attended at least 75% of the aggregate number of meetings of the board and of the respective committees on which he or she served that was held during 2022 during the time he or she served, except for Galileo Russell, who was absent from 14 meetings of the Board of Directors.

We do not have a formal written policy with respect to directors’ attendance at our annual meetings of shareholders. All except two of our directors attended our 2022 Annual Meeting either in person or virtually.

Risk Oversight

While our Company’s senior management has responsibility for the management of risk, our board of directors plays an important role in overseeing this function. Our board regularly reviews our market and business risks during its formal and informal meetings and, since its formation, each of its committees has begun to oversee risks associated with its respective area of responsibility. In particular, our Audit Committee oversees risk related to our accounting, tax, financial and public disclosure processes. It also assesses risks associated with our financial assets. Our Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our Company. Our nominating and governance committee seeks to minimize risks related to our governance structure by implementing sound corporate governance principles and practices. Each of our committees reports to the full board as appropriate on its efforts at risk oversight and on any matter that rises to the level of a material or enterprise level of risk.

Code of Conduct

We have adopted a code of ethics relating to the conduct of our business by all of our employees, officers, and directors and it is available under Investor — Corporate Governance on our website at www.arcimoto.com.

Communications with our Board of Directors

Shareholders who wish to communicate with members of our board of directors, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive office mailing address at PO Box 25658, Eugene, Oregon 97402. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by our board due to the nature or volume of the correspondence.

DIRECTOR COMPENSATION

Director Compensation Table for Year Ended December 31, 2022

The following table sets forth information regarding compensation earned during the fiscal year ended December 31, 2022 by each of our non-employee directors:

Name	Fees Paid in Cash ($)	Fees Paid in Stock ($)(1)	Total ($)
Nancy Calderon	$—	$62,742	$62,742
Dan Creed	$—	$27,248	$27,248
Christopher Dawson	$—	$27,248	$27,248
Jesse Eisler	$—	$65,247	$65,247
Galileo Russel	$—	$26,996	$26,996
Joshua Scherer	$—	$76,996	$76,996

____________

(1)      The amounts in this column reflect the aggregate grant date fair value of RSUs awarded during the year as director compensation computed in accordance with FASB ASC Topic 718. See Note 13 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions underlying the valuation of equity awards. The RSUs were issued at the closing price on the last day of the relevant quarter. Fair value is calculated as the number of RSUs received multiplied by the common stock closing price on the last day of the relevant quarter. Due to third party administrative issues associated with the reverse stock split, the fourth quarter 2022 compensation was delayed until January 25, 2023. The value of the RSU compensation was determined based on the closing price on the date issued.

Director Compensation Plan

On December 30, 2020, the board of directors adopted the 2021 Director Compensation Plan, which was effective January 1, 2021 and remains in effect. It set forth a schedule of retainers to determine director compensation.

Board Member Retainer:	$50,000 per annum
Chairman Retainer:	$25,000 per annum
Lead Director Retainer:	$12,500 per annum
Audit Committee Chair Retainer:	$9,000 per annum
Audit Committee Member Retainer:	$7,500 per annum
Compensation Committee Chair Retainer:	$5,000 per annum
Compensation Committee Member Retainer:	$4,000 per annum
Nominating and Governance Chair Retainer:	$5,000 per annum
Nominating and Governance Member Retainer:	$4,000 per annum

Retainers will be split and paid to members in equal quarterly installments. Retainers will be paid in the form of up to fifty percent in cash and the remainder in Restricted Stock Units under and pursuant to the terms of the Company’s 2022 Omnibus Stock Incentive Plan, as amended, unless another equity plan has been duly adopted in accordance with applicable law and stock exchange requirements, in which case our Compensation Committee may also elect to issue shares of common stock under such equity plan. Directors may also elect to defer their stock pursuant to the terms of the Deferred Compensation Plan for Directors.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls and has primary oversight responsibility for the Company’s risk management program. The Audit Committee’s functions are described in greater detail in the “Board Committees” section of this proxy statement. Among other things, the Audit Committee recommends to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K.

The Audit Committee is comprised of three directors, all of whom are independent as determined in accordance with Nasdaq’s listing standards. Each member of the Audit Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act.

Our Audit Committee has (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2022, (2) discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and (3) received the written disclosures and the letter from Deloitte & Touche LLP concerning applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. Based upon these discussions and reviews, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is filed with the SEC.

Our Audit Committee operates under a written charter adopted by our board of directors, a copy of which is available under Investor — SEC Documents on our website at www.arcimoto.com. In order to ensure that the Company’s independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, each year, at the time it engages an independent registered public accounting firm, the Audit Committee pre-approves the engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. All of the services described below under the caption “Audit and Other Fees Paid to Independent Registered Public Accounting Firms” were pre-approved by the Audit Committee.

This report has been submitted by the members of the Audit Committee:

THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
Nancy Calderon
Jesse Eisler
Joshua Scherer

This Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein.

Audit and Other Fees Paid to Independent Registered Public Accounting Firms

We have paid or expect to pay the following fees to Deloitte & Touche LLP and dbbmckennon for work performed in 2021 and 2022 or attributable to the audit of our 2021 and 2022 consolidated financial statements:

	Fiscal Year Ended December 31, 2022	Fiscal Year Ended December 31, 2021
Audit Fees paid to dbbmckennon	$88,680	400,961
Audit-Related Fees paid to dbbmckennon	—	—
Tax Fees paid to dbbmckennon	—	—
All Other Fees paid to dbbmckennon	—	—
TOTAL FEES PAID TO DBBMCKENNON	$88,680	400,961

Audit Fees paid to Deloitte & Touche LLP	$514,928	—
Audit-Related Fees paid to Deloitte & Touche LLP	—	—
Tax Fees paid to Deloitte & Touche LLP	—	—
All Other Fees paid to Deloitte & Touche LLP	—	—
TOTAL FEES PAID TO DELOITTE & TOUCHE LLP	$514,928	—

Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards. This category contains fees for comfort letters, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees.    Audit-related fees are assurance related services that traditionally are performed by the independent accountant, not included in the Audit Fees category above, including statutory audits.

Tax Fees.    Tax fees include corporate and subsidiary compliance and consulting.

All Other Fees.    Fees for other services would include fees for products and services other than the services reported above, including any non-audit fees.

On April 26, 2022, the Company dismissed dbbmckennon as the principal accountants for the Company. The decision to change the Company’s principal accountants was recommended by our Audit Committee and subsequently approved by the Board. Concurrently therewith, the Audit Committee recommended, and the Board approved, the accounting firm of Deloitte & Touche LLP as its new principal accountants for the year ending December 31, 2022.

The audit reports of dbbmckennon on the consolidated financial statements of the Company as of and for the years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of Deloitte & Touche LLP, there were no disagreements or reportable events, as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of dbbmckennon, would have caused it to make reference to the subject matter thereof in connection with its report.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of Deloitte & Touche LLP, the Company did not consult with Deloitte & Touche LLP regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by Deloitte & Touche LLP that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or reportable event, as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively.

The Company requested and received from dbbmckennon a letter, dated April 26, 2022, addressed to the SEC stating whether or not dbbmckennon agreed with certain of the above statements regarding dbbmckennon. A copy of the letter was filed as Exhibit 16.1 (which was incorporated by reference therein) to the Current Report on Form 8-K filed April 27, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 19, 2023, unless otherwise noted below, for the following:

•        each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

•        each of the named executive officers named in the Summary Compensation table;

•        each director; and

•        all current directors and executive officers as a group.

Applicable percentage ownership is based on 7,338,249 shares of our common stock outstanding as of April 19, 2023, unless otherwise noted below, together with applicable options and warrants for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 19, 2023, and warrants currently vested, or vesting within 60 days after April 19, 2023, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed shareholder is c/o Arcimoto, Inc., 2034 West 2nd Avenue, Eugene, Oregon 97402.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Mark D. Frohnmayer(1)	400,476	5.4%
Nancy E. Calderon	15,336	*
Jesse G. Eisler	39,188	*
Terry L. Becker(2)	19,397	*
Joshua S. Scherer	22,865	*
Christopher W. Dawson	13,938	*
Dan M. Creed	13,938	*
Douglas M. Campoli(3)	9,388	*
John Dorbin, Jr.(4)	1,422	*
Jesse A. Fittipaldi(5)	9,294	*
All directors and executive officers as a group (10 individuals)	545,363	7.3%
5% or Greater Shareholders:
None

____________

*        Less than 1.0%.

(1)      Includes 2,000 shares that Mr. Frohnmayer has the right to acquire from us within 60 days of April 19, 2022, pursuant to the exercise of stock options, 22,866 shares of deferred compensation and 15,000 shares issuable upon the exercise of warrants.

(2)      Includes 2,850 shares that Mr. Becker has the right to acquire from us within 60 days of April 19, 2022, pursuant to the exercise of stock options and 12,308 shares of deferred compensation.

(3)      Includes 7,123 shares that Mr. Campoli has the right to acquire from us within 60 days of April 19, 2022, pursuant to the exercise of stock options.

(4)      Includes 1,422 shares that Mr. Dorbin has the right to acquire from us within 60 days of April 19, 2022, pursuant to the exercise of stock options.

(5)      Includes 9,194 shares that Mr. Fittipaldi has the right to acquire from us within 60 days of April 19, 2022, pursuant to the exercise of stock options.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. SEC regulations require executive officers, directors, and greater than 10% shareholders to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 filed electronically with the SEC during the year ended December 31, 2022, no director, officer, beneficial owner of more than ten percent of our outstanding shares of common stock, or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during the fiscal year ended December 31, 2022 , except one Form 3 and one Form 4 for Mr. Dawson which covered one transaction, one Form 3 and one Form 4 for Mr. Creed which covered one transaction, two Forms 4 for Ms. Calderon which covered two transactions, two Forms 4 for Mr. Becker which covered two transactions, one Form 4 for Mr. Fittipaldi which covered two transactions, one Form 4 for Mr. Dorbin which covered two transactions, one Form 4 for Mr. Campoli which covered two transactions, one Form 4 for Mr. Galileo which covered one transaction, one Form 4 for Mr. Scherer which covered one transaction, one Form 4 for Mr. Frohnmayer which covered one transaction and one Form 4 for Mr. Eisler which covered one transaction.

EXECUTIVE COMPENSATION

We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended, which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. Our named executive officers for the year ended December 31, 2022 are: Mark D. Frohnmayer, who served as our Chief Executive Officer during a portion of 2022, Jesse A. Fittipaldi, our Interim Chief Executive Officer, Douglas M. Campoli, our Chief Financial Officer and Treasurer, and John W. Dorbin, Jr., our General Counsel and Corporate Secretary.

The primary objective of our compensation policies and programs with respect to executive compensation is to serve our shareholders by attracting, retaining and motivating talented and qualified executives. We focus on providing a competitive compensation package that provides, at the discretion of our board of directors, incentives for the achievement of corporate and individual performance objectives. Decisions regarding executive compensation are the primary responsibility of our Compensation Committee. Our board regularly assesses our compensation policies for any practices that are reasonably likely to have a material adverse effect on our Company. As of December 31, 2022, our board concluded that our compensation policies did not present any such risks to the Company.

In 2022, we compensated our named executive officers through a mix of base salary and equity compensation at levels that we believed were comparable to those of executives at companies of similar size and stage of development, and that rewarded our named executive officers for their contributions. We have not yet established a formal policy with respect to our allocations between long-term equity compensation and short-term incentive compensation.

Summary Compensation Table

The following table shows information regarding the compensation earned during the years ended December 31, 2022 and December 31, 2021 by our named executive officers. There were no bonuses or non-equity incentive plan compensation during these years; accordingly, those columns were omitted from the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Mark D. Frohnmayer(3)	2022	161,935	74,991	—	—	236,926	(4)
Former Chief Executive Officer, President and Chairman of the Board	2021	220,000	74,979	—	300	295,279
Jesse A. Fittipaldi(5) Interim Chief Executive Officer	2022	188,876	—	96,272	—	285,148
John Dorbin	2022	192,625	—	96,272	—	288,897
General Counsel and Secretary	2021	200,000	—	53,401	300	253,701
Douglas M. Campoli	2022	206,354	—	96,272	—	302,626
Chief Financial Officer and Treasurer	2021	144,762	—	51,368	300	196,430

____________

(1)      The amounts in this column reflect the aggregate grant date fair value of RSUs awarded during the year as director compensation computed in accordance with FASB ASC Topic 718. See Note 13 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions underlying the valuation of equity awards.

(2)      The amounts in this column reflect the aggregate grant date fair value of stock options awarded during the year computed in accordance with FASB ASC Topic 718. See Note 13 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions underlying the valuation of equity awards.

(3)      Mr. Frohnmayer served as President and CEO until August 2022, whereupon he transitioned to the position of Chief Vision Officer.

(4)      Includes $95,000 director compensation.

(5)      Mr. Fittipaldi served as Chief Strategy Officer until his appointment as Interim Chief Executive Officer in August 2022. He served in that capacity until April 2023 when he was succeeded as Chief Executive Officer by Christopher W. Dawson. Mr. Fittipaldi was named President in April 2023.

Narrative to Summary Compensation Table

We are continually evaluating various compensation programs to implement as our business evolves. The disclosures below describe our historical compensation practices.

Annual Salary

We review compensation annually for our named executive officers. In setting base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our shareholders, and a long-term commitment to our Company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

Our board of directors has historically determined the compensation for our executive officers and more recently delegated this authority to the Compensation Committee, other than with respect to our chief executive officer. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executive officers other than the chief executive officer. Based on those discussions and its discretion, the Compensation Committee then approves the compensation for our executive officers. Our board, without members of management present, discusses the Compensation Committee’s report on these matters and approves the compensation of our chief executive officer. To date, our Compensation Committee has not engaged a compensation consultant.

Named Executive Officer Employment Agreements

In late 2020, the Company entered into an employment agreement with our then President and Chief Executive Officer, Mr. Frohnmayer, which was dated to be effective January 1, 2021. The term of the Employment Agreement was for two years. Mr. Frohnmayer was to receive a salary of $220,000 per year. If the Company elected not to renew the agreement or if Mr. Frohnmayer was terminated by the Company without “cause” (as defined in the agreement) or Mr. Frohnmayer terminated his employment for “good reason” (as defined in the agreement), provided that Mr. Frohnmayer executed a release and separation agreement in a form provided by the Company, he was to receive continuing payments of the then effective Base Salary plus the costs of COBRA insurance coverage for 12 months. A copy of the full Employment Agreement was filed as an exhibit to the Current Report on Form 8-K filed on January 6, 2021. As Mr. Frohnmayer transitioned to the position of Chief Vision Officer in August 2022, the Company intended to renegotiate this agreement. However, in September 2022, Mr. Frohnmayer volunteered to temporarily suspended receipt of his Base Salary.

Long-Term Incentives

Our board of directors approved the 2012 Employee Stock Benefit Plan, as amended, or the 2012 Plan, on July 1, 2012, as approved by the Company shareholders on December 6, 2012, and amended it on March 29, 2013 and July 21, 2017. Among the types of equity awards that may be granted under the 2012 Plan are warrants and stock awards. As of December 31, 2022, the aggregate number of shares of our voting common stock that may be issued pursuant to the 2012 Plan was 15,550 shares. As of December 31, 2022, there were a total of 15,550 shares of our voting common stock reserved for issuance in connection with outstanding awards under the 2012 Plan. We have granted 15,000 awards to our named executive officers under the 2012 Plan.

Our board of directors approved the Amended and Restated 2015 Stock Incentive Plan, or 2015 Plan, on May 8, 2015, as approved by Company shareholders on May 8, 2015, and amended it on July 21, 2017. Among the types of equity awards that may be granted under the 2015 Plan are incentive stock options, nonstatutory stock options, stock bonuses and restricted stock. As of December 31, 2022, the aggregate number of shares of our voting common stock that may be issued pursuant to the 2015 Plan is 25,688 shares. As of December 31, 2022, there were a total of 25,688 shares of our voting common stock reserved for issuance in connection with outstanding awards under the 2015 Plan. We have granted 13,320 options to our named executive officers under the 2015 Plan.

On April 6, 2018, our board of directors adopted the Arcimoto, Inc. 2018 Omnibus Stock Incentive Plan, or the 2018 Plan, as approved by Company shareholders on June 9, 2018. Pursuant to the 2018 Plan, we may grant up to 300,000 shares of our common stock as long-term equity incentives in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, or other stock awards, or collectively, stock rights, to employees, consultants, and directors of our Company, or collectively, participants. As of December 31, 2022, the aggregate number of shares of our voting common stock that may be issued pursuant to the 2018 Plan is 237,059 shares. As of December 31, 2022, there were a total of 237,059 shares of our voting common stock reserved for issuance in connection with outstanding awards under the 2018 Plan. We have granted 11,183 options and deferred stock units to our named executive officers under the 2018 Plan.

On April 13, 2022, our board of directors adopted the Arcimoto, Inc. 2022 Omnibus Stock Incentive Plan, or the 2022 Plan, as approved by Company shareholders on July 29, 2022. Pursuant to the 2022 Plan, we may grant up to 100,000 shares of our common stock as long-term equity incentives in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, or other stock awards, or collectively, stock rights, to employees, consultants, and directors of our Company, or collectively, participants. As of December 31, 2022, the aggregate number of shares of our voting common stock that may be issued pursuant to the 2022 Plan is 100,000 shares. As of December 31, 2022, there were no shares of our voting common stock reserved for issuance in connection with outstanding awards under the 2022 Plan. As of December 31, 2022, we have not granted any options or deferred stock units to our named executive officers under the 2022 Plan.

We grant stock options to our named executive officers and our other employees. To date, we have maintained a practice of granting additional equity twice a year approximately every six months, and we have retained discretion to provide additional targeted grants in certain circumstances.

We award our equity grants on or as soon as practical after the date our board of directors approves the grant. We set the option exercise price and grant date fair value based on our per-share valuation on the date of grant. Time vested stock option grants to our executives and most employees typically vest one-third on the first anniversary of the vesting commencement date and the remaining options vest in equal installments over the following 24 months.

Pension Benefits

We do not have any qualified or non-qualified defined benefit pension plans. In late 2020, we began offering a defined contribution 401(k) plan, although there is no company match for employee contributions at this time.

Employee Benefit Plans

We offer health, dental and vision insurance benefits to all employees, including our named executive officers.

Outstanding Equity Awards as of December 31, 2022

The following table lists the outstanding equity awards held by our named executive officers as of December 31, 2022:

Name	Option Awards					Warrant Awards
	Number of shares underlying unexercised options exercisable (#)		Number of shares underlying unexercised options unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares underlying unexercised warrants exercisable (#)	Number of shares underlying unexercised warrants unexercisable (#)	Warrant Exercise Price ($)	Warrant Expiration Date
Mark D. Frohnmayer	1,000	(1)	—	41.21	10/2/2025	15,000	—	10.00	3/9/2027
Chairman of the Board, Former Chief Executive Officer and President	1,000	(2)	—	55.00	3/1/2027

Jesse A. Fittipaldi	950	(1)	—	41.21	10/2/2025
Interim CEO	2,300	(2)	—	50.00	3/1/2027
	1,750	(3)	—	62.00	12/1/2027
	1,000	(4)	—	86.60	9/1/2028
	660	(5)	—	90.40	4/5/2029
	1,001	(6)	—	34.20	12/23/2029
	750	(7)	250	108.20	9/11/2030
	35	(8)	16	241.20	12/14/2030
	150	(9)	150	225.40	6/7/2031
	30	(11)	45	205.20	10/7/2031
	—	(12)	751	112.20	2/3/2032
	—	(13)	216	55.60	7/27/2032

John Dorbin	700	(8)	350	241.20	12/14/2030
General Counsel and Secretary	126	(9)	126	225.40	6/7/2031
	24	(10)	27	278	7/8/2031
	30	(11)	45	205.20	10/7/2031
	—	(12)	751	112.20	2/3/2032
	—	(13)	216	55.60	7/27/2032

Douglas M. Campoli	1,300	(2)	—	50.00	3/1/2027
Chief Financial Officer and Treasurer	1,750	(3)	—	62.00	12/1/2027
	1,000	(4)	—	86.60	9/1/2028
	660	(5)	—	90.40	4/5/2029
	1,001	(6)	—	34.20	12/23/2029
	750	(7)	250	108.20	9/11/2030
	35	(8)	16	241.20	12/14/2030
	150	(9)	150	225.40	6/7/2031
	30	(11)	45	205.20	10/7/2031
	—	(12)	751	112.20	2/3/2032
	—	(13)	216	55.60	7/27/2032

____________

(1)      The options subject to this grant vested one-third on the first anniversary of the date of grant, October 2, 2016. The remaining options vested in equal monthly installments for 24 months on the first day of each month, commencing on November 2, 2016.

(2)      The options subject to this grant vested one-third on the first anniversary of the date of grant, March 1, 2018. The remaining options vested in equal monthly installments for 24 months on the first day of each month, commencing on April 1, 2018.

(3)      The options subject to this grant vested one-third on the first anniversary of the date of grant, December 1, 2018. The remaining options vested in equal monthly installments for 24 months on the first day of each month, commencing on January 1, 2019.

(4)      The options subject to this grant vested one-third on the first anniversary of the date of grant, September 1, 2019. The remaining options vested in equal monthly installments for 24 months on the first day of each month, commencing on October 1, 2019.

(5)      The options subject to this grant vested one-third on the first anniversary of the date of grant, April 5, 2020. The remaining options vested in equal monthly installments for 24 months on the fifth day of each month, commencing on May 5, 2020.

(6)      The options subject to this grant vested one-third on the first anniversary of the date of grant, December 23, 2020. The remaining options vested in equal monthly installments for 24 months on the twenty third day of each month, commencing on January 23, 2021.

(7)      The options subject to this grant vested one-third on the first anniversary of the date of grant, September 11, 2021. The remaining options vest in equal monthly installments for 24 months on the eleventh day of each month, commencing on October 11, 2021.

(8)      The options subject to this grant vested one-third on the first anniversary of the date of grant, December 14, 2021. The remaining options vest in equal monthly installments for 24 months on the fourteenth day of each month, commencing on January 14, 2022.

(9)      The options subject to this grant vested one-third on the first anniversary of the date of grant, June 7, 2022. The remaining options vest in equal monthly installments for 24 months on the seventh day of each month, commencing on July 7, 2022.

(10)    The options subject to this grant vested one-third on the first anniversary of the date of grant, July 8, 2022. The remaining options vest in equal monthly installments for 24 months on the eighth day of each month, commencing on August 8, 2022.

(11)    The options subject to this grant vested one-third on the first anniversary of the date of grant, October 7, 2022. The remaining options vest in equal monthly installments for 24 months on the seventh day of each month, commencing on November 7, 2022.

(12)    The options subject to this grant vest one-third on the first anniversary of the date of grant, February 3, 2023. The remaining options vest in equal monthly installments for 24 months on the seventh day of each month, commencing on March 3, 2023.

(13)    The options subject to this grant vest one-third on the first anniversary of the date of grant, July 7, 2023. The remaining options vest in equal monthly installments for 24 months on the seventh day of each month, commencing on August 7, 2023.

Policies on Ownership, Insider Trading, Hedging, 10b5-1 Plans and Pledging

We do not have formal stock ownership guidelines for our executive officers, because the Compensation Committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our shareholders. In addition, we believe that stock ownership guidelines are rare in companies at our stage, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives.

Our executive officers may enter into trading plans established according to Section 10b5-1 of the Exchange Act. These plans may include specific instructions for the broker to exercise vested options and sell Arcimoto stock on behalf of the executive officer at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. The purpose of these plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer would be unable to sell our common stock because material information about us had not been publicly released. As of the record date, none of our executive officers had a trading plan in effect.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance.

Required Tabular Disclosure

The following table discloses information on “compensation actually paid” to our principal executive officer (PEO) and, on average, to our other NEOs (non-PEO NEOs) during the specified years alongside total shareholder return (TSR).

Year	Summary Compensation Table for PEO #1(1) ($)	Compensation Actually Paid to PEO #1(2) ($)	Summary Compensation Table for PEO #2(3) ($)	Compensation Actually Paid to PEO #2(4) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(5) ($)	Average Compensation Actually Paid to Non-PEO NEOs(6) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(7)	Net Income(8) ($ in thousands)
2022	236,926	236,926	285,148	40,411	225,066	60,459	1.25	(62,879)
2021	295,279	295,279	—	—	295,762	115,400	58.81	(47,564)

____________

(1)      The dollar amounts reported in this column are the amounts of total compensation reported for Mark Frohnmayer as Chief Executive Officer for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(2)      The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Frohnmayer, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid to Mr. Frohnmayer during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Frohnmayer’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2022	236,926	(74,991)	74,991	236,926
2021	295,279	(74,979)	74,979	295,279

____________

(a)      The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)      The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

(i)      the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

•        2022 = 0

•        2021 = 0

(ii)     the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

•        2022 = 0

•        2021 = 0

(iii)    for awards that are granted and vest in same applicable year, the fair value as of the vesting date;

•        2022 = $74,991

•        2021 = $74,979

(iv)    for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;

•        2022 = 0

•        2021 = 0

(v)      for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

•        2022 = 0

•        2021 = 0

(vi)    the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

•        2022 = 0

•        2021 = 0

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(3)     The dollar amounts reported in this column are the amounts of total compensation reported for Jesse A. Fittipaldi as Interim Chief Executive Officer during 2022, for the corresponding year in the “Total” column of the Summary Compensation Table.

(4)      The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Fittipaldi, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid to Mr. Fittipaldi during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Fittipaldi’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2022	285,148	(96,272)	(148,465)	40,411

____________

(a)      The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)      The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

(i)      the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

•        2022 = $3,191

(ii)     the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

•        2022 = ($70,210)

(iii)    for awards that are granted and vest in same applicable year, the fair value as of the vesting date;

•        2022 = 0

(iv)    for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;

•        2022 = ($81,446)

(v)      for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

•        2022 = 0

(vi)    the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

•        2022 = 0

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(5)      The dollar amounts reported in this column represent the average of the amounts reported for our name executive officers as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers included for purposes of calculating the average amounts in each applicable year are as follows:

•        2022: John Dorbin, and Douglas M. Campoli

•        2021: John Dorbin, and Douglas M. Campoli

(6)      The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the named executive officers as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Frohnmayer and Mr. Fittipaldi) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Frohnmayer and Mr. Fittipaldi) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

(i)      the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;

•        2022 = $3,191

•        2021 = $58,583

(ii)     the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;

•        2022 = ($76,835)

•        2021 = ($93,849)

(iii)    for awards that are granted and vest in same applicable year, the fair value as of the vesting date;

•        2022 = 0

•        2021 = 0

(iv)    for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;

•        2022 = ($65,386)

•        2021 = ($21,865)

(v)      for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

•        2022 = 0

•        2021 = 0

(vi)    the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

•        2022 = 0

•        2021 = 0

The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(7)      Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(8)      The dollar amounts reported represent the net income (loss) reflected on our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

We had net income (loss) of $(62,879,398) and $(47,563,751) in 2022 and 2021, respectively. However, our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. From 2021 to 2022, our net loss increased, and the compensation actually paid for both our PEO and non-PEO NEOs decreased between 2021 and 2022.

Compensation Actually Paid and Cumulative TSR

We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, as described in more detail above in the section “Executive Compensation,” part of the compensation our named executive officers are eligible to receive consists of equity compensation which is designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals, as described above under “— Long-Term Incentives.” Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Since January 1, 2021, except as set forth below, there were no transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and any of our directors or executive officers, any holder of 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

On April 25, 2022, we entered into a Convertible Promissory Note (“Note”) with Ducera Investments LLC (the “Holder”) whereby we borrowed $4,500,000 at ten percent (10%) per annum interest, compounded quarterly, for a term of five (5) years. Subject to certain conditions, the interest accrues as additional principal on the Note. The Note is an unsecured obligation of the Company. Mr. Joshua Scherer is a member of Ducera Investments LLC, 2022 Series A, the Holder of the Note, and a member of our Board of Directors. The Holder may, at its election, convert the principal plus then-accrued interest into shares of our common stock at $7.00 per share, upon notice to us. We may, at our election, convert the Note to shares of common stock at $7.00 per share provided that our common stock closes for 30 consecutive days at a price required to provide the Holder with shares having a market value of at least 4.5 times the initial principal amount of $4,500,000. If neither party has previously converted the Note, then on maturity the outstanding principal plus accrued interest on the Note shall convert into shares of common stock at the lesser of (i) the Conversion Price (initially $7.00) and (ii) the greater of (x) the per share price required to provide the Holder with shares having a market value of at least 4.0 times the Initial Principal Amount ($4,500,000) upon conversion based on the 10-day volume weighted average price of the common stock for the 10-days immediately prior to, but excluding, the Maturity Date and (y) $4.33 (the “Floor Conversion Price”). In the event that the Notes are converted at the Floor Conversion Price, we shall also pay to the Holder on the Maturity Date a cash payment equal to (x) the principal amount of the Note at the Maturity Date minus (y) the Converted Equity Market Value (as defined below) divided by four (4). “Converted Equity Market Value” shall mean the value of the shares of common stock delivered to the Holder based on a share price equal to the lower of: (i) 10-day volume weighted average price of the common stock for the 10-days immediately prior to, but excluding, the Maturity Date and (ii) the Closing Share Price on the day immediately prior to the Maturity Date. A copy of the Note is filed with our Current Report on Form 8-K filed April 26, 2022.

Procedures for Approval of Related-Party Transactions

Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving or ratifying any related-party transaction reaching a certain threshold of significance. In the course of its review and approval or ratification of a related-party transaction, the committee, among other things, considers, consistent with Item 404 of Regulation S-K, the following:

•        the nature and amount of the related person’s interest in the transaction;

•        the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•        any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote regarding approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the Notice of Internet Availability, Proxy Statement and Annual Report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability, Proxy Statement and/or Annual Report either now or in the future, please contact our Corporate Secretary either by calling (541) 683-6293 or by mailing a request to Attn: Corporate Secretary, 2034 West 2nd Avenue, Eugene, Oregon 97402. Upon written or oral request to the Corporate Secretary, the Company will provide a separate copy of the Notice of Internet Availability, Proxy Statement and Annual Report. In addition, shareholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.

SHAREHOLDER PROPOSALS

Shareholders may present proposals for action at meetings of shareholders only if they comply with the proxy rules established by the SEC, applicable Oregon law and our bylaws. We have not received any shareholder proposals for consideration at the Annual Meeting.

Under SEC Rule 14a-8, in order for a shareholder proposal to be included in our proxy solicitation materials for the 2023 Annual Meeting of Shareholders, it must be delivered to our principal executive office located at 2034 West 2nd Avenue, Eugene, Oregon 97402 by February 16, 2024; provided, however, that if the date of the 2023 Annual Meeting of Shareholders is more than 30 days before or after June 16, 2024, notice by the shareholder must be delivered a reasonable time before the Company begins to print and send its proxy materials.

Management’s proxy holders for the next annual meeting of shareholders will have discretion to vote proxies given to them on any shareholder proposal of which our Company does not have notice prior to March 17, 2024.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC is accessible free of charge on our website at www.arcimoto.com under Investor — SEC Filings. The Annual Report on Form 10-K contains audited balance sheets of our Company as of December 31, 2022 and 2021, and the related statements of operations, shareholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2022. You can request a copy of our Annual Report on Form 10-K free of charge by calling (541) 683-6293 or sending an email to investor@arcimoto.com. Please include your contact information with the request.

OTHER MATTERS

The Audit Committee of our board of directors has selected the independent registered public accounting firm of Deloitte & Touche LLP (“Deloitte”), to audit our financial statements for the fiscal year ending December 31, 2022. dbbmckennon has audited our financial statements annually from 2016 to 2021. A representative of Deloitte and a representative of dbbmckennon are expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions. Deloitte has advised us that it does not have, and has not had, any direct or indirect financial interest in our Company that impairs its independence under SEC rules. Notwithstanding the selection of Deloitte, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if it believes doing so would be in the best interests of our Company and our shareholders.

Other than those matters set forth in this Proxy Statement, we do not know of any additional matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the person(s) named in the enclosed form of proxy to vote the shares they represent as our board of directors recommends.

THE BOARD OF DIRECTORS

Dated: May 1, 2023

ARCIMOTO, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 15, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors 2. Nominees 3. 01) Mark D. Frohnmayer 4. 02) Dan M. Creed 5. 03) Joshua S. Scherer 6. 04) Jesse G. Eisler 7. 05) Christopher W. Dawson The Board of Directors recommends you vote FOR proposals 2 and 3. 2. To approve an amendment to the Company’s 2022 Omnibus Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000. 3. To approve, on an advisory basis, the compensation of the Company’s named executive officers. For Against Abstain The Board of Directors recommends you vote 1 YEAR for proposal 4. 1 year 2 years 3 years Abstain 4. To indicate, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. The Board of Directors recommends you vote FOR proposal 5. For Against Abstain 5. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com ARCIMOTO, INC. Annual Meeting of Stockholders June 16, 2023 9:00 AM, PDT This proxy is solicited by the Board of Directors The undersigned stockholder of Arcimoto, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement. The undersigned stockholder also appoints each of Chris Dawson and John W. Dorbin, Jr., with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Arcimoto, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PDT on June 16, 2023, at 133 Chambers Street, Eugene, OR 97402, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction made, this proxy will be voted FOR the Board of Director’s nominees for Director in Proposal 1, FOR Proposals 2 and 3, 1 YEAR for Proposal 4, and FOR Proposal 5. Continued and to be signed on reverse side